Exhibit 99.1

April 8, 2022

United States Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C.

USA  20549

Re: Visionary Education Technology Holdings Group Inc.- Registration Statement on Form F-1

Representation under Item 8.A.4 of Form 20-F (“Item 8.A.4”)

Visionary Education Technology Holdings Group Inc., a company incorporated pursuant to the laws of the Province Ontario, Canada (the "Company"), is making this representation in connection with the Company's filing on the date hereof of its registration statement on Form F-1, as amended, initially filed on March 4, 2022 (the "Registration Statement"), relating to a proposed initial public offering and listing in the United States of the Company’s common shares.

The Company has included in the Registration Statement its audited consolidated financial statements for the fiscal years ended March 31, 2021 and 2020.

Item 8.A.4 of Form 20-F states that in the case of a company's initial public offering, the registration statement on Form F-1 must contain audited financial statements as of a date not older than 12 months at the time the document is filed unless a representation is made pursuant to Instruction 2 to Item 8.A.4. The Company is making this representation pursuant to Instruction 2 to Item 8.A.4, which provides that a company may instead comply with the 15-month requirement “if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

The Company hereby represents that:

1.	The Company is not currently a public reporting company in any jurisdiction.

2.	The Company is not required to comply with the 12-month requirement in any jurisdiction outside the United States;

3.	Compliance with Item 8.A.4 at present is impracticable and involves undue hardship for the Company;

4.	The Company does not anticipate that its audited financial statements for the year ended March 31, 2022 will be available until the end of July 2022; and

5.	In no event will the Company seek effectiveness of its Registration Statement on Form F-1 if its audited financial statements are older than 15 months at the time of the offering.

The Company is filing this representation as an exhibit to the Registration Statement on Form F-1 pursuant to Instruction 2 to Item 8.A.4.

Yours truly,

Visionary Education Technology Holdings Group Inc

/s/ Tom Traves

By:    Tom Traves

Title: Chief Executive Officer

200 Town Centre Blvd. Suite 408A Markham, Ontario, Canada L3R 8G5

Tel: 905-739-0593